UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 22, 2022

MACROGENICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive
Rockville,	Maryland	20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGNX	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2022, the Board of Directors (the "Board") of MacroGenics, Inc. (the "Company") approved the appointment of William K. Heiden to serve as a director on the Board, effective immediately. Mr. Heiden has been designated as a Class III director to hold office until the Company’s 2025 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Mr. Heiden has been appointed to serve as non-executive Chair of the Board, effective immediately, replacing Mr. Paulo Costa, who served in such position until his term as a director expired on May 19, 2022 upon the conclusion of the 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Heiden has also been appointed to the Audit Committee of the Board, effective immediately.

Consistent with the Company's Director Compensation Program for non-employee directors, as described under the heading "Director Compensation" in the Company's most recent proxy statement filed with the Securities and Exchange Commission on April 8, 2022, Mr. Heiden will receive an annual retainer as compensation for his service. In addition, upon appointment to the Board, Mr. Heiden has been granted an option to purchase 36,000 shares of the Company's common stock at an exercise price of $3.96 per share, the closing market price of the Company's common stock on the date of grant, and vesting in thirty six (36) substantially equal monthly portions beginning on the first monthly anniversary of the date of grant, subject to Mr. Heiden’s continued service on the Board through each vesting date.

There are no arrangements or understandings between Mr. Heiden and any other person pursuant to which Mr. Heiden was selected as a director, and there are no transactions in which the Company is a party and in which Mr. Heiden has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On May 23, 2022, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Heiden to the Board. A copy of the Press Release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item of this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated May 23, 2022.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROGENICS, INC.
Date: May 24, 2022	By: Name: Title:	/s/ Jeffrey Peters Jeffrey Peters Vice President and General Counsel